UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 1, 2002
Date of report (Date of earliest event reported)

NUMERICAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30005	94-3232104
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Plumeria Drive
San Jose, California 95134-2134
(Address of principal executive offices)

(408)-919-1910
(Registrant’s telephone number, including area code)

Item 5.	Other Events and Regulation FD Disclosure

On August 1, 2002 Numerical Technologies, Inc. (Numerical) announced that Larry Hollatz joined the Company as its President and Chief Executive Officer (CEO).  Founder Yagyensh C. Pati resigned his position as President and CEO and will assume the role of chairman of the board, and former chairman Bill Davidow will continue to serve on the board as vice chairman.

A copy of the press release issued by Numerical regarding the above is attached as an exhibit hereto and is incorporated by reference herein.

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

Press Release by Numerical Technologies, Inc. dated August 1, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUMERICAL TECHNOLOGIES, INC.
By:	/s/ Richard S. Mora

Richard S. Mora
Chief Operating Officer and Chief Financial Officer

Dated August 6, 2002

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INDEX TO EXHIBITS

These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K:

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release by Numerical Technologies, Inc. dated August 1, 2002.

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